CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 530 to Registration Statement

No. 33-26305 on Form N-1A of our reports dated November 25, 2015, relating to the financial statements and financial highlights of BlackRock Small Cap Growth Equity Portfolio, BlackRock Global Opportunities Portfolio,

BlackRock International Opportunities Portfolio, and BlackRock U.S. Opportunities Portfolio, BlackRock Managed

Volatility Portfolio, BlackRock All-Cap Energy & Resources Portfolio and BlackRock Energy & Resources

Portfolio, each a series of BlackRock Funds, appearing in the Annual Reports on Form N-CSR of BlackRock Funds

for the year ended September 30, 2015, and to the references to us under the headings “Financial Highlights” and

“Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public

Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such

Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Philadelphia, Pennsylvania

January 26, 2016